SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 31, 1997
Date of earliest event reported)


GS Mortgage Securities Corporation II
(Sponsor)
(Issuer in Respect of Commercial Mortgage
Pass_Through Certificates Series 1997-GL 1)
  (Exact name of registrant as specified in charter)


  Delaware                33-99774-02  22-3442024
  (State or other juris-  (Commission   (I.R.S. Employer
  diction of organization)  File No.)  Identification No.)



  85 Broad Street, New York, New York    10004
  (Address of principal executive offices)  (Zip Code)


  Registrant's Telephone Number, including area code
  (212) 902-1000


  (Former name or former address, if changed since last report.)








  ITEM 5.   OTHER EVENTS

            This Current Report on Form 8-K relates to the
  Trust Fund formed, and the Commercial Mortgage Pass-Through Certificates Series 1997-GL 1 issued pursuant to, a Pooling and Servicing Agreement, dated as of August 11, 1997 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as sponsor, GMAC Commercial Mortgage Corporation, as master servicer and special servicer, LaSalle National Bank, as trustee and REMIC administrator, and ABN AMRO Bank, N.V., as fiscal agent. The Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A and Class X-2 Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3 (File No.333-27083) (the "Registration Statement").

            Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

            Pursuant to Section 3.20 of the Pooling and Servicing
  Agreement, the Trustee is filing this Current Report containing quarterly financial information for the Century Plaza Loan and AAPT Loan for the quarter ended December 31, 1997.


            This Current Report is being filed by the Trustee, in its capacity as such under the Pooling and Servicing Agreement, on behalf of the Registrant. The information reported and contained herein has been supplied to the Trustee by one or more of the Master Servicer, the Special Servicer or other third parties without independent review or investigation by the Trustee. Pursuant to the Pooling and Servicing Agreement, the Trustee is not responsible for the accuracy or completeness of such information.


















  ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
  AND EXHIBITS


  (c)     Exhibits



  Exhibit No.                   Description



  99.1Quarterly financial information from the borrowers for the quarter ended December 31, 1997. .







  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

            LASALLE NATIONAL BANK, IN
            ITS CAPACITY AS TRUSTEE
            UNDER THE POOLING AND
            SERVICING AGREEMENT ON
            BEHALF OF GS MORTGAGE SECURITIES
            CORPORATION II, REGISTRANT





            By:
  Russell Goldenberg,
            Senior Vice President



  Date: December 31, 1997


  Exhibit Index







  Exhibit No.                   Description



  99.1           Quarterly financial information for
  Loan for the quarter ended December 31, 1997.